Exhibit 99.1
ICT GROUP, INC.
SPECIAL MEETING OF SHAREHOLDERS — FEBRUARY 2, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints JOHN J. BRENNAN and JEFFREY C. MOORE, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full powers of substitution (the “Proxies”), to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders of ICT Group, Inc, (the “Company”) to be held at the Company’s executive offices, 100 Brandywine Boulevard, Newtown, Pennsylvania 18940 on February 2, 2010, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.
(Continued and to be signed on the reverse side)
SPECIAL MEETING OF SHAREHOLDERS OF
ICT GROUP, INC.
February 2, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at — www.ictgroup.com in the Investors section
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
		PROPOSAL: Proposal to adopt the Agreement and Plan of Merger, dated as of October 5, 2009, among Sykes Enterprises, Incorporated, SH Merger Subsidiary I, Inc., SH Merger Subsidiary II, LLC and ICT Group, Inc.	☐	☐	☐

This Proxy, when properly executed, will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” the Proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.